333-155984

AMERICAN DEPOSITARY SHARES
(One (1) American Depositary Share represents
One (1) Share)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR COMMON STOCK,
PAR VALUE 2 PENCE EACH, OF
SERCO GROUP PLC
(INCORPORATED UNDER THE LAWS OF
BRITAIN)
       The Bank of New York Mellon, as depositary
(hereinafter called the Depositary), hereby certifies
(i) that there have been deposited with the Depositary or its agent, nominee, custodian, clearing agency or correspondent, the securities described above (Shares) or evidence of the right to receive such Shares, (ii) that at the date hereof each American Depositary Share evidenced by this Receipt represents the amount of Shares shown above, and that or registered assigns IS THE OWNER OF ________
AMERICAN DEPOSITARY SHARES
hereby evidenced and called, and except as otherwise
herein expressly provided, is entitled upon surrender at
the Corporate Trust Office of the Depositary, New York,
New York of this Receipt duly endorsed for transfer and
upon payment of the charges as provided on the reverse
of this Receipt and in compliance with applicable laws or governmental regulations, at Owners option (1) to delivery at the office of the agent, nominee, custodian, clearing agency or correspondent of the Depositary, to a person specified by Owner, of the amount of Deposited Securities represented hereby or evidence of the right to receive the same or (2) to have such Deposited Securities forwarded at his cost and risk to him at the Corporate
Trust Office of the Depositary.  The words Deposited
Securities wherever used in this Receipt shall mean the
Shares deposited under the agreement created by the
Receipts (as hereinafter defined) (including such evidence
of the right to receive the same), and any and all other securities, cash and other property held by the Depositary in place thereof or in addition thereto as provided herein.
The word Owner wherever used in this Receipt shall
mean the name in which this Receipt is registered upon
the books of the Depositary from time to time.  The
Depositarys Corporate Trust Office is located at a
different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street,
New York, New York 10286, and its principal executive
office is located at One Wall Street, New York, New
York 10286.
1.	RECEIPTS.
	This American Depositary Receipt (this Receipt)
is one of a continuing issue of American Depositary
Receipts (collectively, the Receipts), all evidencing rights of like tenor with respect to the Deposited Securities, and
all issued or to be issued upon the terms and subject to the conditions herein provided, which shall govern the continuing arrangement by the Depositary with respect to initial deposits as well as the rights of holders and Owners of Receipts subsequent to such deposits.
	The issuer of the Receipts is deemed to be the
legal entity resulting from the agreement herein provided
for.
	The issuance of Receipts against deposits
generally may be suspended, or the issuance of Receipts
against the deposit of particular Shares may be withheld,
if such action is deemed necessary or advisable by the Depositary at any time and from time to time because of any requirements of any government or governmental
body or commission or for any other reason.  The
Depositary assumes no liability with respect to the
validity or worth of the Deposited Securities.
2.	TRANSFER OF RECEIPTS.
	Until the surrender of this Receipt in accordance
with the terms hereof, the Depositary will maintain an
office in the Borough of Manhattan, The City of New
York, for the registration of Receipts and transfers of Receipts where the Owners of the Receipts may, during regular business hours, inspect the transfer books
maintained by the Depositary that list the Owners of the Receipts. The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the holder hereof in person or by duly authorized
attorney, upon surrender of this Receipt properly
endorsed for transfer or accompanied by proper
instruments of transfer and funds sufficient to pay any applicable transfer taxes, and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.
This Receipt may be split into other such Receipts, or
may be combined with other such Receipts into one
Receipt, representing the same aggregate number of
American Depositary Shares as the Receipt or Receipts surrendered. Upon such split or combination not involving a transfer, a charge will be made as provided
herein.  The Depositary may close the transfer books at
any time or from time to time when deemed expedient by
it in connection with the performance of its duties
hereunder.
3.	PROOF OF CITIZENSHIP OR RESIDENCE.
	The Depositary may require any holder or Owner
of Receipts, or any person presenting securities for
deposit against the issuance of Receipts, from time to
time, to file such proof of citizenship or residence and to furnish such other information, by affidavit or otherwise, and to execute such certificates and other instruments as
may be necessary or proper to comply with any laws or regulations relating to the issuance or transfer of Receipts, the receipt or distribution of dividends or other property, or the taxation thereof or of receipts or deposited
securities, and the Depositary may withhold the issuance
or registration of transfer of any Receipt or payment of
such dividends or delivery of such property from any
holder, Owner or other person, as the case may be, who
shall fail to file such proofs, certificates or other
instruments.
4.	TRANSFERABILITY; RECORD-
OWNERSHIP.
	It is a condition of this Receipt and every
successive holder and Owner of this Receipt by accepting
or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that prior to the due presentation of this Receipt for registration of transfer as above provided, and subject to the provisions of Article 9 below, the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the
absolute owner hereof for the purpose of determining the
person entitled to distribution of dividends and for any
other purpose.
5.	TAX LIABILITY.
	The Depositary shall not be liable for any taxes or governmental or other assessments or charges that may become payable in respect of the Deposited Securities,
but a ratable part of any and all of the same, whether such tax, assessment or charge becomes payable by reason of any present or future law, statute, charter provision, by-
law, regulation or otherwise, shall be payable by the
Owner hereof to the Depositary at any time on request.
Upon the failure of the holder or Owner of this Receipt to
pay any such amount, the Depositary may sell for account
of such Owner an amount of the Deposited Securities
equal to all or any part of the amount represented by this Receipt, and may apply the proceeds in payment of such obligations, the Owner hereof remaining liable for any deficiency.
6.	REPRESENTATIONS AND WARRANTIES.
	Every person presenting Shares for deposit shall
be deemed thereby to represent and warrant that such
Shares and each certificate, if any, therefor are validly issued, fully paid and non-assessable, that such Shares were not issued in violation of any preemptive or similar rights of the holders of any securities and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the
deposit of such securities and the sale of American
Depositary Shares representing such Shares by that
person in the United States are not restricted under the Securities Act of 1933, as amended (the Securities Act of
1933).  Such representations and warranties shall survive
the deposit of such securities and issuance of Receipts.
	This Receipt is issued subject, and all rights of
the holder or Owner hereof are expressly subject, to the
terms and conditions set forth on both sides of this
Receipt, all of which form a part of the agreement
evidenced in this Receipt and to all of which the holder or Owner hereof by accepting this Receipt consents.
7.	REPORTS OF ISSUER OF DEPOSITED
SECURITIES; VOTING RIGHTS.
	As of the date of the establishment of the program
for issuance of Receipts by the Depositary, the Depositary believed, based on limited investigation, that the issuer of the Deposited Securities either (i) furnished the Securities and Exchange Commission (the Commission) with certain public reports and documents required by foreign
law or otherwise or (ii) published information in English
on its Internet website at www.serco.com or another
electronic information delivery system generally available
to the public in its primary trading market, in either case
in compliance with Rule 12g3-2(b) under the Securities
and Exchange Act of 1934 as in effect and applicable to
that issuer at that time. However, the Depositary does not assume any duty to determine if the issuer of the
Deposited Securities is complying with the current
requirements of Rule 12g3-2(b) or to take any action if
that issuer is not complying with those requirements.
	The Depositary shall be under no obligation to
give notice to the holder or Owner of this Receipt of any meeting of shareholders or of any report of or communication from the issuer of the Deposited
Securities, or of any other matter concerning the affairs of such issuer, except as herein expressly provided. The Depositary undertakes to make available for inspection by holders and Owners of the Receipts at its Corporate Trust Office, any reports and communication received from the issuer of the Deposited Securities that are both (i)
received by the Depositary as the holder of the Deposited Securities and (ii) made generally available to the holders of the Deposited Securities by the issuer thereof. Such reports and communications will be available in the language in which they were received by the Depositary
from the issuer of the Deposited Securities, except to the extent, if any, that the Depositary in its sole discretion elects to both (i) translate into English any of such reports or communications that were not in English when received by the Depositary and (ii) make such
translations, if any, available for inspection by holders
and Owners of the Receipts.  The Depositary has no
obligation of any kind to translate any of such reports or communications or to make such translation, if any, available for such inspection.
	The Depositary may, in its discretion, exercise, in
any manner, or not exercise, any and all voting rights that
may exist in respect of the Deposited Securities. The Depositary may, but assumes no obligation to, notify
Owners of an upcoming meeting of holders of Deposited Securities or solicit instructions from Owners as to the exercise of any voting rights with respect to the Deposited Securities. Upon the written request of the Owner of this Receipt and payment to it of any expense involved, the Depositary may, in its sole discretion, but assumes no obligation to, exercise any voting rights with respect to the amount of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt in accordance with that request.
8.	DISTRIBUTIONS.
	Until the surrender of this Receipt, the Depositary
(a) shall distribute or otherwise make available to the
Owner hereof, at a time and in such manner as it shall determine, any distributions of cash, Shares or other securities or property (other than subscription or other rights) and (b) may distribute or otherwise make available to the Owner hereof, at a time and in such manner as it
shall determine, any distributions of subscription or other rights, in each case received with respect to the amount of Deposited Securities represented hereby, after deduction, or upon payment of the fees and expenses of the
Depositary described in Article 13 below, and the
withholding of any taxes in respect thereof; provided,
however, that the Depositary shall not make any
distribution for which it has not received satisfactory assurances, which may be an opinion of United States counsel, that the distribution is registered under, or is exempt from or not subject to the registration requirements of, the Securities Act of 1933 or any other applicable law. If the Depositary is not obligated, under the preceding sentence, to distribute or make available a distribution under the preceding sentence, the Depositary may sell such Shares, other securities, subscription or
other rights, securities or other property, and the
Depositary shall distribute the net proceeds of a sale of
that kind to the Owners entitled to them, after deduction
or upon payment of the fees and expenses of the
Depositary described in Article 13 below and the
withholding of any taxes in respect thereof. In lieu of distributing fractional American Depositary Shares for distributed Shares or other fractional securities, the Depositary may, in its discretion, sell the amount of securities or property equal to the aggregate of those fractions. In the case of subscription or other rights, the Depositary may, in its discretion, issue warrants for such subscription or other rights and/or seek instructions from the Owner of this Receipt as to the disposition to be made
of such subscription or other rights.  If the Depositary
does not distribute or make available to Owners or sell distributed subscription or other rights, the Depositary shall allow those rights to lapse. Sales of subscription or other rights, securities or other property by the Depositary shall be made at such time and in such manner as the
Depositary may deem advisable.
	If the Depositary shall find in its opinion that any cash distribution is not convertible in its entirety or with respect to the Owners of a portion of the Receipts, on a reasonable basis into U.S. Dollars available to it in the
City of New York, or if any required approval or license
of any government or agency for such conversion is
denied or is not obtainable within a reasonable period, the Depositary may in its discretion make such conversion and distribution in U.S. Dollars to the extent possible, at such time and rates of conversion as the Depositary shall deem appropriate, to the Owners entitled thereto and shall
with respect to any such currency not converted or
convertible either (i) distribute such foreign currency to
the holders entitled thereto or (ii) hold such currency for
the respective accounts of such Owners uninvested and
without liability for interest thereon, in which case the Depositary may distribute appropriate warrants or other instruments evidencing rights to receive such foreign currency.
9.	RECORD DATES ESTABLISHED BY
DEPOSITARY.
	Whenever any cash dividend or other cash
distribution shall become payable or any distribution
other than cash shall be made, or whenever rights shall be offered, with respect to Deposited Securities, or whenever the Depositary shall receive notice of any meeting of
Owners of Deposited Securities, or whenever it is
necessary or desirable to determine the Owners of
Receipts, the Depositary will fix a record date for the determination of the Owners generally or the Owners of
Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or responsible for any other
purpose for which the record date was set.
10.	CHANGES AFFECTING DEPOSITED
SECURITIES.
	Upon (i) any change in nominal value or any
subdivision, combination or any other reclassification of
the Deposited Securities, or (ii) any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the
Deposited Securities or to which it is a party, or (iii) the redemption by the issuer of the Deposited Securities at any time of any or all of such Deposited Securities
(provided the same are subject to redemption), then and in
any such case the Depositary shall have the right to
exchange or surrender such Deposited Securities and
accept and hold hereunder in lieu thereof other shares, securities, cash or property to be issued or delivered in lieu of or in exchange for, or distributed or paid with
respect to, such Deposited Securities.  Upon any such
exchange or surrender, the Depositary shall have the
right, in its discretion, to call for surrender of this Receipt in exchange (upon payment of fees and expenses of the Depositary) for one or more new Receipts of the same form and tenor as this Receipt, but describing the
substituted Deposited Securities. In any such case the Depositary shall have the right to fix a date after which this Receipt shall only entitle the Owner to receive such
new Receipt or Receipts.  The Depositary shall mail
notice of any redemption of Deposited Securities to the
Owners of Receipts, provided that in the case of any
redemption of less than all of the Deposited Securities,
the Depositary shall select in such manner as it shall determine an equivalent number of American Depositary
Shares to be redeemed and shall mail notice of
redemption only to the Owners of Receipts evidencing
those American Depositary Shares.  The sole right of the
Owners of Receipts evidencing American Depositary
Shares designated for redemption after the mailing of
such notice of redemption shall be to receive the cash,
rights and other property applicable to the same, upon surrender to the Depositary (and upon payment of its fees and expenses) of the Receipts evidencing such American
Depositary Shares.
11.	LIABILITY OF DEPOSITARY.
       The Depositary shall not incur any liability to any holder or Owner of this Receipt (i) if by reason of any provisions of any present or future law of the United
States of America, any state thereof, or of any other
country, or of any governmental or regulatory authority,
or by reason of any provision, present or future, of the charter or articles of association or similar governing document of the issuer or of the Deposited Securities, the Depositary shall be prevented, delayed or forbidden from or subjected to any civil or criminal penalty or
extraordinary expenses on account of doing or performing
any act or thing which by the terms hereof it is provided
shall be done or performed, (ii) by reason of any non-performance or delay, caused as specified in clause (i)
above, in the performance of any act or thing which by
the terms of this Receipt it is provided shall or may be
done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for herein, (iv) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not made available to Owners or holders, (v) for any
special, consequential or punitive damages for any breach
of the terms of this Receipt or (vi) arising out of any act
of God, terrorism or war or any other circumstances
beyond its control.
       The Depositary shall not be responsible for any
failure to carry out any requests to vote any Deposited Securities or for the manner or effect of any vote that is cast either with or without the request of any Owner, or
for not exercising any right to vote any Deposited
Securities.
       The Depositary does not assume any obligation
and shall not be subject to any liability to holders or
Owners hereunder other than agreeing to act without
negligence or bad faith in the performance of such duties
as are specifically set forth herein.
       The Depositary shall be under no obligation to
appear in, prosecute or defend, any action, suit or other proceeding in respect of any of the Deposited Securities or in respect of the Receipts on behalf of Owners or
holders or any other persons. The Depositary shall not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel,
accountants or any other persons believed by it in good
faith to be competent to give such advice or information.
       The Depositary, subject to Article 14 hereof, may
itself become the owner of and deal in securities of any
class of the issuer of the Deposited Securities and in
Receipts of this issue.
12.	TERMINATION OF AGREEMENT AND
SURRENDER OF THIS RECEIPT.
	The Depositary may at any time terminate the
agreement evidenced by this Receipt and all other
Receipts by mailing notice of such termination to the
Owners of all Receipts then outstanding at their addresses appearing upon the books of the Depositary, at least thirty days prior to the date fixed in such notice for termination.
On and after such date of termination the Owner hereof,
upon surrender of this Receipt at the Corporate Trust
Office of the Depositary, will be entitled to delivery of the amount of the Deposited Securities represented hereby upon the same terms and conditions, and upon payment of
a fee at the rates provided herein with respect to the surrender of this Receipt for Deposited Securities and on payment of applicable taxes and charges. The Depositary may convert any dividends received by it in cash after the termination date into U.S. Dollars as herein provided, and after deducting therefrom the fees of the Depositary and referred to herein and any taxes and governmental charges and shall thereafter hold the balance of said
dividends for the pro rata benefit of the Owners of the respective Receipts. As to any Receipts not so surrendered within thirty days after such date of
termination the Depositary shall thereafter have no
obligation with respect to the collection or disbursement
of any subsequent dividends or any subscriptions or other rights accruing on the Deposited Securities. After the expiration of three months from such date of termination the Depositary may sell any remaining Deposited
Securities in such manner as it may determine, and may thereafter hold uninvested the net proceeds of any such sale or sales together with any dividends received prior to such sale or the U.S. Dollars received on conversion thereof, unsegregated and without liability for any interest thereon, for the pro rata benefit of the Owners of the
Receipts that have not theretofore been surrendered for cancellation, such Owners thereupon becoming general creditors of the Depositary with respect to such net
proceeds.  After making such sale, or if no such sale can
be made after the expiration of one year from such date of termination, the Depositary shall be discharged from all obligations whatsoever to the holders and Owners of the Receipts except to make distribution of the net proceeds of sale and of such dividends (after deducting all fees, charges and expenses of the Depositary) or of the
Deposited Securities, in case no sale can be made, upon
surrender of the Receipts.
13.	CERTAIN FEES AND CHARGES OF THE
DEPOSITARY.
	The Depositary may charge any party depositing
or withdrawing Shares, any party transferring or
surrendering Receipts, any party to whom Receipts are
issued (including issuance pursuant to a stock dividend or stock split or an exchange of stock or distribution pursuant to Articles 8 or 10) or Owners, as applicable, (i) fees for the delivery or surrender of Receipts and deposit or withdrawal of Shares, (ii) fees for distributing cash, Shares or other property received in respect of Deposited Securities, (iii) taxes and other governmental charges, (iv) registration or custodial fees or charges relating to the Shares, (v) cable, telex and facsimile transmission expenses, (vi) foreign currency conversion expenses and
fees, (vii) depositary servicing fees and (viii) any other
fees or charges incurred by the Depositary or its agents in connection with the Receipt program. The Depositarys fees and charges may differ from those of other
depositaries. The Depositary reserves the right to modify, reduce or increase its fees upon thirty (30) days notice to the Owner hereof.  The Depositary will provide, without
charge, a copy of its latest schedule of fees and charges to any party requesting it.
	The Depositary may charge fees for receiving
deposits and issuing Receipts, for delivering Deposited Securities against surrendered Receipts, for transfer of Receipts, for splits or combinations of Receipts, for distribution of each cash or other distribution on
Deposited Securities, for sales or exercise of rights, or for other services performed hereunder. The Depositary reserves the right to modify, reduce or increase its fees
upon thirty (30) days notice to the Owner hereof. The Depositary will provide, without charge, a copy of its latest fee schedule to any party requesting it.
14.	PRE-RELEASE OF RECEIPTS.
	Notwithstanding any other provision of this
Receipt, the Depositary may execute and deliver Receipts
prior to the receipt of Shares (Pre-Release). The
Depositary may deliver Shares upon the receipt and
cancellation of Receipts which have been Pre-Released,
whether or not such cancellation is prior to the
termination of such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.  The Depositary
may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the
Depositary on not more than five (5) business days notice,
and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are
outstanding at any time as a result of Pre-Releases will
not normally exceed thirty percent (30%) of the Shares deposited with the Depositary; provided, however, that the Depositary reserves the right to change or disregard
such limit from time to time as it deems appropriate.
	The Depositary may retain for its own account
any compensation received by it in connection with the
foregoing.
15.	COMPLIANCE WITH U.S. SECURITIES
LAWS.
	Notwithstanding any terms of this Receipt to the contrary, the Depositary will not exercise any rights it has under this Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate
the United States securities laws including, but not limited to, Section 1A(1) of the General Instructions to the Form
F-6 Registration Statement, as amended from time to
time, under the Securities Act of 1933.
16.	GOVERNING LAW; VENUE OF ACTIONS;
JURY TRIAL WAIVER.
	This Receipt shall be interpreted and all rights hereunder and provisions hereof shall be governed by the laws of the State of New York.
	All actions and proceedings brought by any
Owner or holder of this Receipt against the Depositary
arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares or the
Receipts, or any transaction contemplated herein, shall be litigated only in courts located within the State of New
York.
	EACH OWNER AND HOLDER HEREBY
IRREVOCABLY WAIVES, TO THE FULLEST
EXTENT PERMITTED BY APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING AGAINST
THE DEPOSITARY DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING TO THE SHARES
OR OTHER DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR THE
RECEIPTS, OR ANY TRANSACTION
CONTEMPLATED HEREIN, OR THE BREACH
HEREOF, INCLUDING WITHOUT LIMITATION,
ANY QUESTION REGARDING EXISTENCE,
VALIDITY OR TERMINATION (WHETHER BASED
ON CONTRACT, TORT OR ANY OTHER THEORY).
17.	AMENDMENT OF RECEIPTS.
       The form of the Receipts and the agreement created thereby may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts; provided, however, that such thirty
(30) days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every Owner and holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited Securities represented by the American Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law.